UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2024

Date of Report (Date of earliest event reported)

HIRU Corp.

(Exact name of registrant as specified in its charter)

Georgia	001-13226	58-1861457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Bay Street, 11th Floor, Toronto, ON, Canada	M5J 2N8
(Address of principal executive offices)	(Zip Code)

(954) 228-1053

Registrant’s telephone number, including area code

500 S Australian Ave, Suite 600, West Palm Beach, FL, 33401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	HIRU	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01

Changes in Control of Registrant.

On July 23, 2024 Hiru Corporation signed the Stock Purchase agreement and Operational Agreement which both reflected in the Change in control of the Company.

Old preferred shareholder Sasa Vasiljevic has been appointed as an independent director as well as Geoffrey Summers.

New preferred shareholder/control holder is Sihem Chakroun Ep Bou Ali.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As per the Board Resolution, previous officers resigned, and new officers stepped on board.

The HIRU board accepts the resignation of:

     • Vladislav Duba on his position as CEO

     • Irina Veselinovic on her position as CFO

     • Sasa Vasiljevic on his position as Chairman.

The board accepts and appoints:

     • Khalid Nasser A.S. Al-Thani on a position as Chairman and CEO

     • James Peter Thorp will assume the position of CFO

     • Ian Charles Thorp will assume the position of COO

     • Irina Veselinovic will remain as the interim Director in a capacity of Secretary

     • Vlad Duba stayed in the capacity of a Site surveyor, and

     • Ratheo Molebatsi stayed in the capacity of a Mine manager.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 29, 2024

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRU Corp.

DATE: October 08, 2024	By:	/s/ Khalid Nasser
	Name:	Khalid Nasser
	Title:	Chief Executive Officer

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